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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

CBL & Associates Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12494 (Commission File Number)	62-1545718 (IRS Employer Identification No.)
CBL Center, 2030 Hamilton Place Blvd., Suite 500 Chattanooga, Tennessee	37421

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code: (423) 855-0001

N/A (Former name or former address, if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/10th fractional interest of a share of 7.375% Series D Cumulative Redeemable Preferred Stock, $.01 par value	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-104882

        Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant's Securities to be Registered.

        The description of the Registrant's 7.375% Series D Cumulative Redeemable Preferred Stock, $.01 par value, and Depositary Shares, under the caption "Description of Series D Preferred Stock and Depositary Shares" in the Registrant's Prospectus Supplement (i) as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on December 9, 2004, and (ii) relating to the Registrant's Registration Statement on Form S-3 (File No. 333-104882), is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description
1.	Amended and Restated Certificate of Incorporation of the Registrant, dated November 2, 1993 (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994).
2.
Amended and Restated Bylaws of the Registrant, dated October 27, 1993 (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994).
3.
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated May 2, 1996 (incorporated by reference to Exhibit B to the Registrant's Definitive Schedule 14A, as filed with the Commission on April 1, 1996).
4.
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated January 31, 2001 (incorporated by reference to the Registrant's Form 8-K, as filed with the Commission on February 6, 2001).
5.
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated June 24, 2003 (incorporated by reference to the Registrant's Form 10Q, as filed with the Commission on August 14, 2003).
6.
Certificate of Designations, dated June 25, 1998, relating to the 9.0% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on June 24, 1998).
7.
Certificate of Designations, dated April 30, 1999, relating to the Series 1999 Junior Participating Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on May 4, 1999).
8.
Certificate of Designations, dated June 11, 2002, relating to the 8.75% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement of Form 8-K, as filed with the Commission on June 17, 2002).
9.
Certificate of Designations, dated August 13, 2003, relating to the 7.75% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement of Form 8-A, as filed with the Commission on August 21, 2003).
10.	Certificate of Correction of the Certificate of Designations for the Series C Preferred Stock (filed herewith).
11.	Certificate of Designations, dated December 10, 2004, relating to the 7.375% Series D Cumulative Redeemable Preferred Stock (filed herewith).
12.	Form of Deposit Agreement (filed herewith).
13.	Form of Certificate for 7.375% Series D Cumulative Redeemable Preferred Shares (filed herewith).
14.
Form of the Registrant's depositary receipt evidencing depositary shares each representing a 1/10th of a share of 7.375% Series D Cumulative Redeemable Preferred Stock (included with the form of Deposit Agreement filed herewith as Exhibit 12).

2

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ John Foy
	Name:	John Foy
	Title:	Vice Chairman of the Board and Chief Financial Officer

December 10, 2004

EXHIBIT INDEX

Exhibit No.	Description
1.	Amended and Restated Certificate of Incorporation of the Registrant, dated November 2, 1993 (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994).
2.
Amended and Restated Bylaws of the Registrant, dated October 27, 1993 (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994).
3.
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated May 2, 1996 (incorporated by reference to Exhibit B to the Registrant's Definitive Schedule 14A, as filed with the Commission on April 1, 1996).
4.
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated January 31, 2001 (incorporated by reference to the Registrant's Form 8-K, as filed with the Commission on February 6, 2001).
5.
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated June 24, 2003 (incorporated by reference to the Registrant's Form 10Q, as filed with the Commission on August 14, 2003).
6.
Certificate of Designations, dated June 25, 1998, relating to the 9.0% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on June 24, 1998).
7.
Certificate of Designations, dated April 30, 1999, relating to the Series 1999 Junior Participating Preferred Stock (incorporated by reference to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on May 4, 1999).
8.
Certificate of Designations, dated June 11, 2002, relating to the 8.75% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement of Form 8-K, as filed with the Commission on June, 17, 2002).
9.
Certificate of Designations, dated August 13, 2003, relating to the 7.75% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Registration Statement of Form 8-A, as filed with the Commission on August 21, 2003).
10.	Certificate of Correction of the Certificate of Designations for the Series C Preferred Stock (filed herewith).
11.	Certificate of Designations, dated December 10, 2004, relating to the 7.375% Series D Cumulative Redeemable Preferred Stock (filed herewith).
12.	Form of Deposit Agreement (filed herewith).
13.	Form of Certificate for 7.375% Series D Cumulative Redeemable Preferred Shares (filed herewith).
14.
Form of the Registrant's depositary receipt evidencing depositary shares each representing a 1/10th of a share of 7.375% Series D Cumulative Redeemable Preferred Stock (included with the form of Deposit Agreement herewith as Exhibit 12).

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  Item 1. Description of Registrant's Securities to be Registered .
  Item 2. Exhibits
SIGNATURES
EXHIBIT INDEX